EXHIBIT 10.2

                                  AIA DOCUMENT A191

                         STANDARD FORM OF AGREEMENT BETWEEN
                               OWNER AND DESIGN/BUILDER
                                      (MODIFIED)
                                     1985 EDITION

          This document is comprised of two separate agreements: Part 1 Agreement -- Preliminary Design and Budgeting; and, Part 2
          Agreement -- Acceptance of Design and Bid and Construction. Hereafter, the Part 1 Agreement is referred to as Part 1 and the
          Part 2 Agreement is referred to as Part 2.

          PART  2  AGREEMENT  --     ACCEPTANCE  OF  DESIGN  AND   BID  AND
          CONSTRUCTION

          AGREEMENT made as of November 14, 1995

          BETWEEN the Owner        BALLARD REAL ESTATE HOLDINGS, INC.
                                   12050 Lone Peak Parkway
                                   Draper, Utah 84020

          and the Design/Builder:  ECKMAN & MIDGLEY INC.
                                   7644 South State Street
                                   Midvale, Utah 84047

          For the following project:

          The total construction of on-site improvements, offices, warehouse-manufacturing facilities, parking lots, loading docks, expansion facilities, sidewalks, driveways, and landscaping for the Ballard Medical Products located at Alvin Ricken Drive in Pocatello, ID., except for such portions thereof to be completed by Owner's separate contractors as provided herein. Improvements will be constructed by Design/Builder in accordance with the Design Documents obtained from Design/Builder after acceptance of the Project design by Owner as described in Part 1 of this Agreement. The construction may be executed in phases, each of which may be treated as a separate Project by Owner.
          Design/Builder   shall   not   be   responsible    for   off-site
          improvements.

          The architectural services described in Article 2 will be provided by the following person or entity who is lawfully licensed to practice architecture.

                                   SMITH LAYTON ANDERSON
                                   375 West 200 South
                                   Salt Lake City, Utah 84101

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          The Owner and the Design/Builder agree as set forth below.

                       Terms and Conditions -- Part 1 Agreement

                                      ARTICLE 1
                                  GENERAL PROVISIONS

          1.1 BASIC DEFINITIONS

          1.1.1 The Contract Documents consist of the Design/Builder's Proposal identified in Article 13, this Part 2, the Construction Documents approved by the Owner in accordance with Subparagraph
          2.2.2 below and Modifications issued after execution of Part 2. A Modification is a Change Order or a written amendment to Part 2 signed by both parties. These form the Contract, and are as fully a part of the Contract as if attached to this Part 2 or repeated herein.

          1.1.2 The  "Project" is  the  total design  and construction  for which the  Design/Builder is  responsible under  Parts  1 and  2, including all professional design services and all labor, materials and equipment used or incorporated in such design and construction, all as more fully described at page 1 of this Part 2.

          1.1.3 The "Work" comprises the performance of the construction of the Project and includes labor necessary to perform such construction, materials and equipment incorporated or to be incorporated into the Project, obtaining all licenses or permits necessary to effect the Work, and obtaining all insurance required hereunder to be carried by Design/Builder. The work shall also include the clean-up of the construction site. Except as provided herein, the Design/Builder shall obtain all information, pay all fees, costs and expenses, including professional and design services, all of which shall be part of the Work.

          1.2 EXECUTION, CORRELATION AND INTENT

          1.2.1 This Part 2 shall be signed in not less than duplicate by the Owner and Design/Builder

          1.2.2 It is the intent of the Owner and Design/Builder that the Contract Documents include all items necessary for proper execution and completion of the Work. The Contract Documents are complementary, and what is required by any one shall be as binding as if required by all. Work not covered in the Contract Documents as approved by local regulatory officials, will not be required unless it is contrary to requirements of applicable building codes. Words and abbreviations which leave well-known technical or trade meanings are used in the Contract Documents in accordance with recognized meanings.

          1.2.3 It is recognized that the Work may be completed in phases, each phase relating to the total Project, Unless otherwise

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          directed by the  Owner, it  is the intent  that the  satisfactory completion of all phases of Work will complete the entire Project according to the requirements of the Owner.

          1.3 OWNERSHIP AND USE OF DOCUMENTS

          1.3.1 The designs, drawings, specifications and other documents furnished by the Design/Builder or its architect are instruments of service and shall remain the property of the Design/Builder or its architect, whether or not the Project or any Phase of the Project for which they are prepared is commenced. At its expense, the Owner shall have the right to obtain such copies of the designs, plans and specifications as Owner deems necessary for its own use at the Project site. Design/Builder shall be supplied with at least two (2) complete copies of all designs, plans and specifications for its use in construction.

                                      ARTICLE 2
                                    DESIGN/BUILDER

          2.1 SERVICES AND RESPONSIBILITIES

          2.1.1 Design services shall be performed by qualified architects, engineers and other professionals selected and paid by the Design/Builder in accordance with Part 1 and as required in this
          Part 2. The professional obligations of such persons shall be undertaken and performed in the interest of the Design/Builder and Owner. Construction services shall be performed by qualified construction contractors and suppliers, selected and paid by the Design/Builder and acting in the interest of the Design/Builder and Owner. Nothing contained in Part 2 shall create any contractual relationship between such persons and the Owner.

          2.2 BASIC SERVICES

          2.2.1 The Design/Builder's Basic Services are described below.

          2.2.2 As the design for any Phase of the Project is completed in accordance with Part 1, Design/Builder shall prepare a Proposal for construction of that Phase, as designed, and shall submit that Proposal to Owner. The Proposal shall include bids for construction of that Phase of the Work to be constructed and other information as described in paragraph 2.2.3. Owner shall have a period of five (5) working days for acceptance or rejection of the Proposal. If Owner fails to act, the Proposal shall be deemed accepted. If the Proposal is rejected, the Design/Builder shall have no further responsibilities for the proposed Work on that Phase unless otherwise instructed by the Owner. Owner may request modifications to the design or Proposal and Design/Builder shall prepare revisions thereto as needed. Upon acceptance of a Proposal, the Design/Builder and the Owner shall be bound to complete the construction as agreed upon in the Proposal in accordance with the terms of this Part 2. The Design/Builder shall not be separately compensated for its time and effort or materials in preparing Proposals.

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          2.2.3 The Design/Builder's Proposal for each phase shall include:

          a. Actual Cost Detail;

          b. The total price for the phase of Work contemplated;

          c. Detailed building plans showing floor plans, elevations, engineering requirements, structural requirements, electrical, heating, cooling, plumbing requirements and details, material requirements and all other specifications for completion of the Work for the phase described in the Proposal;

          d. Detailed time schedules for completion of the Work;

          e. List of subcontractors and suppliers and cost bids received from such subcontractors and suppliers.

          2.2.4 Based on the Design/Builder's Proposal for each phase of the Project, which is accepted by Owner, the Design/Builder shall submit Construction Documents for such phase of construction for review and approval by the Owner which, when approved, shall become a part of this Part 2 Agreement. Construction Documents shall include all designs, plans, technical drawings, schedules, diagrams and specifications, and cost bids which are consistent with the Proposal, setting forth in detail the requirements for construction of the Work, and shall:

          .1 develop the intent of the Design/Builder's Proposal;

          .2 provide all information which is reasonably necessary for the use of those in the building trades to interpret and construct the Project and perform all or part of the Work;

          .3 include all documents reasonably required for regulatory agency approvals for the Project, or for that phase of the Project.

          2.2.5 The Design/Builder shall assist the Owner in filing documents required to obtain necessary approval of governmental authorities having jurisdiction over the Project by preparing such documents and delivering them where required in order to obtain such approvals as may be necessary.

          2.2.6 Unless otherwise provided in the Contract Documents, the Design/Builder shall provide or cause to be provided and shall pay for design, architect, engineering, or other professional services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

          2.2.7   Design/Builder  shall   be  responsible  for   and  shall
          coordinate all construction means, methods, techniques, sequences and procedures.

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          2.2.8  The Design/Builder  shall keep the  Owner informed  of the progress and quality of the Work. This requirement may be met by properly prepared Applications for Payment prepared and delivered on the first day of each month, or by a monthly report delivered on the same date. Owner may request reports more frequently if Owner deems such reports reasonably necessary.

          2.2.9 Except as limited at paragraph 5.2.3.3, the Design/Builder shall correct Work which does not conform to the Construction Documents, as such Construction Documents may be amended from time to time by Change Orders.

          2.2.10 The Design/Builder warrants to the Owner that materials and equipment incorporated in the Work will be new unless otherwise specified, and that the workmanship, materials and equipment shall be in conformance with the Contract Documents and suitable for the purpose intended by Owner as set forth in criteria. Upon completion of the Project, Design/Builder will assign to Owner all warranties and guarantees Design/Builder has reserved for materials incorporated into the Project. Work not conforming to these requirements shall be corrected in accordance with Article 9.

          2.2.11 The Design/Builder shall pay all sales, consumer, use and similar taxes and shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured or are legally required.

          2.2.12 The Design/Builder shall give notices and comply with laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

          2.2.13 The Design/Builder shall pay royalties and license fees. The Design/Builder shall defend suits or claims for infringement of patent rights and shall save the Owner harmless from loss on account thereof, except that the Owner shall be responsible for such loss when a particular design, process or product of a particular manufacturer is required by the Owner. However, if the Design/Builder has reason to believe the use of a required design, process or product is an infringement of a patent, the Design/Builder shall be responsible for such loss unless such information is promptly given to the Owner.

          2.2.14 The Design/Builder shall be responsible to the Owner for acts and Omissions of the Design/Builder's officers and employees and all parties performing a portion of the Work, including their agents and employees, provided that such parties are engaged in Work within the scope of the Project and their respective contracts.

          2.2.15 The Design/Builder shall keep the premises free from accumulation of waste materials or rubbish caused by Design/Builder's operations. At the completion of the Work, the Design/Builder shall remove from and about the Project the

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          Design/Builder's   tools,   construction  equipment,   machinery,
          surplus materials, waste materials and rubbish.

          2.2.16 The Designer/Builder shall be responsible to prepare Change Orders for the Owner's approval and execution in accordance with Part 2. The Design/Builder shall be entitled to no compensation for any Work claimed to be additional Work unless an executed Change Order is in force, unless this requirement is waived by Owner at the time payment is requested. Whenever payment for additional Work is claimed, Design/Builder shall specifically identify it as such in the Application for Payment, and shall further identify Change Order, if any which authorized it, or shall state that no Change Order then exists.

          2.2.17 The Design/Builder shall notify the Owner when the Work is completed by issuing a Certificate of Substantial Completion, certified by Design/Builder and the architect, which shall establish the Date of Completion, and shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the Work and insurance.

          2.2.18 The Design/Builder shall maintain in good order at the site one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other Modifications, marked currently to record changes made during construction. These shall be delivered to the Owner upon completion of the design and construction and prior to final payment. The final set of plans shall conform to the construction of the Project "as built". A complete set of approved Contract Documents for each Phase of the Project shall be delivered to Owner prior to the beginning of construction for each Phase.

          2.2.19 The Design/Builder shall furnish services by land surveyors, geotechnical engineers and other consultants for subsoil, air and water conditions, in addition to those provided under Part 1 when such services are deemed necessary by the Design/Builder to carry out properly the construction services under this Part 2.

          2.2.20 The Design/Builder shall furnish structural, mechanical, chemical, geotechnical and other laboratory or on-site tests, inspections and reports as required by law or the Contract Documents, or to properly effect the Work.

          2.2.21 The services, information, surveys and reports required by
          paragraph   2.2.18  and   2.2.19  shall   be  furnished   at  the
          Design/Builder's expense as part of the Work.

          2.2.22 Subject to the limitations contained in paragraph 10.7.1 the Design/Builder shall maintain site security and shall be liable for any loss, damage, property damage, injury, or death occurring on the site of the Project during the period of construction. The Design/Builder shall obtain liability insurance and property damage insurance with liability limits of $1,000,000.00 per occurrence and $3,000,000.00 aggregate, to

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          provide insurance coverage for such events. Owner shall be  named as an  additional insured for any  such insurance. Design/Builder
          shall  promptly   deliver  a   copy  of  insurance   policies  or
          certificate to Owner. Each policy of insurance shall contain a clause providing that the insurance may not be canceled except upon 30 days notice to Owner.

          2.2.23 The Design/ Builder shall designate a representative who shall have authority to represent and bind the Design/Builder in all aspects of the Project, including modifications to the Contract Documents. The representative for the Design/Builder shall be Gary Eckman or Tom Mitchell.

                                      ARTICLE 3
                                        OWNER

          3.1 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The representatives for Owner shall be Dale Ballard or Larry Eldredge unless otherwise directed in writing to the Design/Builder. The Owner or such authorized representative shall examine documents submitted by the Design/Builder and shall, with reasonable promptness render decisions pertaining thereto to avoid delay in the orderly progress of the Work.

          3.2 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner may designate.

          3.3 The Owner shall cooperate with the Design/Builder in securing building and other permits, licenses and inspection.

          3.4 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or nonconformity with the Design or Construction Documents, the Owner shall give prompt written notice thereof to the Design/Builder.

          3.5 The Owner shall furnish required information and services and shall, with reasonable promptness, render decisions pertaining thereto to avoid delay in the orderly progress of the design and construction.

          3.6 Upon request of Design/Builder, Owner shall provide to Design/Builder a sworn certificate by one or both of Owner's representatives attesting to the availability and amount of funds to be used for the Project. The certificate shall provide to Design/Builder the location(s), amount(s) and source(s) of such funds, and shall authorize Design/Builder to contact such source(s) and verify the availability of funds as certified by Owner. If, after verification of such funds by Design/Builder, it is determined that (1) the amounts verified are materially less than attested; or (2) the amounts verified are insufficient to meet outstanding applications for payment, plus the of the portion of the Work completed since last the last application for payment, then Design/Builder may require Owner to immediately set

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          aside such funds as may be required in an account under the joint control of the parties or in such other separate control account arrangement as may be mutually acceptable to the parties.

          3.7 The Owner shall communicate with the contractors only through the Design/Builder, unless otherwise deemed reasonably necessary by the Owner.

          3.8 Owner shall obtain and carry during the term of this Part 2, a Course of Construction, All Risk" insurance policy for the replacement value of the improvements constructed with respect to the Project in the event of damage or casualty loss thereto from fire, flood, vandalism, water and earthquake, with such deductibles and replacement amounts as may be determined by Owner. Owner shall name Design/Builder as an additional insured, but all proceeds of such policy shall be paid to Owner, who, in the event of loss or damage to of Fifty Percent (50%) or more of the Project improvements, may elect not to replace such improvements and may thereby terminate this Agreement. In such event, the notice of termination shall be given within sixty (60) days of the date the loss occurs, the Design/Builder shall be paid for all Work to the date of termination. Otherwise, Owner shall use proceeds to replace the damaged or destroyed improvements as soon as reasonably practicable after receipt of such proceeds.

                                      ARTICLE 4
                                         TIME

          4.1 The Design/Builder shall provide services as expeditiously as is consistent with reasonable skill and care and the orderly progress of design and construction.

          4.2 Time limits stated in the Contract Documents are of the essence of Part 2. The Work to be performed under Part 2 shall commence upon acceptance of a Proposal, unless otherwise agreed, and subject to authorized modifications or delays recognized in paragraphs 4.5 and 4.6, Completion shall be achieved on or before: June 16, 1996

          4.3 The Date of Completion of the Work is the date when construction shall be fully completed and Owner obtains Certificate of Occupancy from Pocatello City and a certificate of Substantial Completion attested to by Design/Builder and its architect.

          4.4 The schedule provided in the Design/Builder's Proposal shall include a construction schedule consistent with Paragraph 4.2 above.

          4.5 If the Design/Builder is delayed in the progress of the Project by acts or neglect of the Owner, Owner's employees, or separate contractors employed by the Owner, or by acts or neglect of Pocatello City or its contractors, or another cause which the

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          Owner and Design/Builder agree  is justifiable, the contract time shall be reasonably extended by Change Order.

          4.6 The deadline for completion of the Work may be extended if reasonably required in the event of stoppage of Work or delay from causes which could not be reasonably anticipated by Design/Builder and which are out of the control of Design/Builder and resulting from damage by fire, flood, hurricane, earthquake or other Acts of God, or for strikes, war or shortages of materials, and for unreasonable delay in approvals or stoppage of Work caused by or resulting from municipal regulatory agencies.

                                      ARTICLE 5
                                       PAYMENTS

          5.1 PROGRESS PAYMENTS

          5.1.1 The Design/Builder shall deliver to the Owner itemized Applications for Payment in such detail as indicated in this Article and Article 12..

          5.1.2 Within 15 days of the Owner's receipt of a properly submitted and correct Application for Payment, the Owner shall make payment to the Design/Builder, unless any item or items are disputed by the Owner, based upon recommendations of a qualified architect or engineer. If disputed, Owner shall notify Design/Builder of the dispute, in writing, within the fifteen
          (15) day period, and shall only withhold the disputed portion of the payment. Unless disputed, the amount paid shall be the amount of the request, less retainage pursuant to paragraph 5.1.8.

          5.1.3 The Application for Payment shall constitute and shall contain a representation by the Design/Builder and its architect to the Owner that, to the best of their knowledge, information and belief, the construction has processed to the point indicated by percentage of completion on the Application, by Phase and by total Project; the workmanship and materials of the Work covered by the Application is in accordance with the Contract Documents; the Design/Builder is entitled to payment in the amount requested; and, the Design/Builder has made payment , or upon full receipt of funds, will make payment to its contractors, subcontractors and suppliers as required herein. Applications for Payment shall be submitted on the first day of each month and may only be submitted once per month. Any Application received after the first day of the month shall be considered in the next month.

          5.1.4 The Design/Builder shall pay each contractor and supplier, upon receipt of payment from the Owner, less retainage, out of the amount paid to the Design/Builder on account of such contractor's work, the amount which said contractor or supplier is entitled in accordance with the terms of the Design/Builder's contract with such contractor or supplier. The Design/Builder shall, by appropriate agreement with each contractor, require each contractor to make payments to their subcontractors or suppliers in a similar manner.

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          5.1.5  The  Owner shall  have  no  obligation  to pay  or  to  be responsible in any way for payment to a contractor or supplier of the Design/Builder.

          5.1.6 No progress payment or partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of Work not in accordance with the Contract Documents.

          5.1.7 The Design/Builder warrants that: (1) title to Work, materials and equipment covered by an Application for Payment will pass to the Owner either by incorporation in construction or upon receipt of payment by the Design/Builder, whichever occurs last; (2) Work, materials and equipment covered by previous Applications for Payment are free and clear of liens, claims security interests or encumbrances, hereinafter referred to as "liens", provided that liens may be allowed if Design/Builder provides Owner with a bond or other security acceptable to Owner for one and one-half (11/2) times the amount of the lien, in the event that the Design/Builder desires to contest any such lien; and (3) no Work, materials or equipment covered by an Application for Payment will have been acquired by the Design/Builder, or any other person performing work at the site or furnishing materials or equipment for the Project, subject to an agreement under which an interest therein or an encumbrance thereon is retained by the seller or otherwise imposed by the Design/Builder or such other person.

          5.1.8 Owner shall have the right to withhold payment of up to Ten Percent (10%) of any amounts requested for labor or services in the Application for Payment by Design/Builder, to be held by Owner to assure completion of all the Work. Within 30 days following the date of Completion of the Work, the Design/Builder may apply for the release of retained amounts. If the Design/Builder has satisfied the requirements of Paragraph 5.2.1 and any other requirements of this Part 2, Owner, upon receipt of such Application, shall pay the Design/Builder the amount retained, if any, for the Work less the reasonable value of incorrect or incomplete Work, which withheld sum shall be paid upon correction or completion of such Work. The retainage may, in the Owner's discretion, be used as an offset by Owner against any amounts otherwise owed by Design/Builder. Owner shall reduce the retention amount to five percent (5%) upon receipt of a certificate from Design/Builder and its architect that the Project is at least fifty percent (50%) completed, is within budget and on schedule, and that no default exists at the time of payment.

          5.1.9 Owner may, if Owner deems it necessary, make payment to Design/Builder by joint checks payable to Design/Builder and/or its contractors or suppliers.

          5.1.10 Design/Builder shall have the right to stop the construction of the Work if Owner is in default or its payment obligations under this Part 2, or, in the event Owner is unable

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          to reasonably satisfy Design/Builder  of its financial ability to fund the Project in accordance with paragraph 3.6.

          5.1.11 With each Application for Payment, the Design/Builder shall provide unconditional lien waivers from itself & each subcontractor/material supplier covering the previous Application and a conditional lien waiver from the Design/Builder which covers the current Application.

          5.2 FINAL PAYMENT

          5.2.1 Neither final payment nor amounts retained, if any, shall become due until the Design/Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Project for which the Owner or Owner's property might be liable have been paid or otherwise satisfied, (2) consent of surety, if any, to final payment, (3) a certificate that insurance required by the Contract Documents is in force following completion of the Work, and (4) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of lien arising out of Part 2, to the extent and in such form as may be designated by the Owner. If a contractor refuses to furnish a release or waiver, required by the Owner, the Design/Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design/Builder shall reimburse the Owner for moneys the latter may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

          5.2.2 Final Payment constituting the entire unpaid balance due except retainage as described above, shall be paid by the Owner to the Design/Builder upon Owner's receipt of the Design/Builder's final Application for Payment when the Work has been completed and the Contract fully performed except for those responsibilities of the Design/Builder which survive final payment.

          5.2.3 The making of final payment shall constitute acceptance of the Work by Owner and waiver of all claims by Owner except those arising from:

          .1 unsettled liens or liens which appear thereafter but release the activities of Design/Builder.

          .2 faulty or defective Work appearing after completion.

          .3 failure of the Work to comply with requirements of the Contract Documents which is discovered and claimed by the Owner within one year of the date of issuance of a Certificate of Occupancy for the Project; provided that this one year limitation shall apply unless Owner receives a Certificate from the Design/Builder's architect to the effect that all Work, including workmanship, materials and equipment is in full conformance with Contract Documents.

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
          .4 terms of special warranties required by the Contract Documents or described herein; or

          .5 incorrect or  incomplete Work as  provided in paragraph  5.1.8 above.

          5.2.4 Acceptance of Final Payment shall constitute a waiver of all claims by the Design/Builder except those previously made in writing and identified by the Design/Builder as unsettled at the time of final Application for Payment.

          5.2.5 At the time of the Application for Payment for the final sums due to Design/Builder and upon presentation of a Certificate of Completion signed by the Design/Builder and its architect, if Owner determines that Design/Builder has left certain Work uncompleted, or if corrections to the Work need to be made as determined by Owner, Owner shall provide to Design/Builder a punch list comprised of such uncompleted Work and Work to be corrected, and shall retain such amounts as Owner deems reasonably necessary to cover the cost of such Work until completed. Design/Builder shall perform any such Work within thirty (30) days after receipt of such list.

          5.3 INTEREST PAYMENTS

          5.3.1 Payments due the Design/Builder under Part 2 which are not paid when due, except retainage, shall bear interest from the date due at the rate specified in Article 12, or in the absence of a specified rate, at the legal rate prevailing where principal improvements are to be located.

                                      ARTICLE 6
                          PROTECTION OF PERSONS AND PROPERTY

          6.1 The Design/Builder shall be responsible for initiating, maintaining and providing supervision of safety precautions and programs in connection with the Work.

          6.2 The Design/Builder shall take reasonable precautions for safety or; and shall provide reasonable protection to prevent damage, injury or loss to: (1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein; and (3) other property at or adjacent to the site.

          6.3 The Design/Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and orders of public authorities bearing on the safety of persons and property and their protection from damage, injury or loss.

          6.4 Subject to the limitations contained in paragraph 10.7.1, the Design/Builder shall be liable for all damage or loss to property at the site, except damage or loss attributable to the acts or omissions of the Owner, the Owner's separate contractors or anyone directly or indirectly employed by them or by anyone for whose acts they may be liable, and except for those damages or losses otherwise covered by insurance obtained by either Owner or Design/Builder as provided herein.

                                      ARTICLE 7
                                 INSURANCE AND BONDS

          7.1 DESIGN/BUILDER'S LIABILITY INSURANCE

          7.1.1 The Design/Builder shall purchase and maintain in a company or companies authorized to do business in the State of Idaho the following types of insurance which shall provide coverage for Design/Builder and Owner for liabilities related to the Work and the operations of the Design/Builder on the Project as follows:

          .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit laws which are applicable to the Work to be performed;

          .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Design/Builder's employees under any applicable employer's liability law;

          .3 claims for damages because of bodily injury, sickness or disease or death of persons other than the Design/Builder's employees;

          .4 claims for damages covered by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Design/Builder or (2) by another person;

          .5 claims for damages, other than to the Work at the site, because of injury to or destruction of tangible property, including loss of use; and

          .6 claims for damages for bodily injury or death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle.

          7.1.2  The insurance  required by  the above  Sub-paragraph 7.1.1 shall be written for not less than limits of liability of $1,000,000.00 aggregate, per injury or death, or $500,000.00 property damage per occurrence, or as required by law, whichever is greater.

          7.1.3 The Design/Builder's liability insurance shall include contractual liability insurance applicable to the Design/Builder's obligations under Paragraph 10.7.

          7.1.4  Certificates  of   insurance,  and   copies  of   policies
          requested, acceptable  to the  Owner  shall be  delivered to  the

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
          Owner prior to commencement of design and construction. These Certificates as well as insurance policies required by this Paragraph shall contain provisions that coverage will not be canceled or allowed to expire until at least thirty (30) days' written notice has been given to the Owner. If any of the foregoing insurance coverage are not required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted along with the application for final payment.

          7.2 OWNER'S LIABILITY INSURANCE

          7.2.1 The Owner shall be named as an additional insured on all policies of insurance required under paragraph 7.1. Owner shall obtain the insurance required under paragraph 3.8.

          7.3 PROPERTY INSURANCE

          7.3.1 Unless otherwise provided under this Part 2, the Owner shall purchase and maintain, in a company or companies authorized to do business in the State of Idaho, property insurance upon the Work at the site to the replacement value thereof acceptable to the Owner. Property insurance shall include interests of the Owner and the Design/Builder in the work. It shall insure against perils of fire and extended coverage and shall include all risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If not covered under the all risk insurance or not otherwise provided in the Contract Documents, the Design/Builder shall effect and maintain similar property insurance on portions of the Work stored off-site or in transit when such portions of the Work are to be included in an Application for Payment.

          7.3.2 A loss insured under the foregoing property insurance is to be adjusted with the Owner and made payable to the Owner who may repair or replace the damaged property or retain the proceeds, in Owner's discretion. If Owner elects not to repair or replace the damaged property, Design/Builder shall be released from its duty to complete the Project. To the extent proceeds of such insurance are paid for damage to property not belonging to the Owner, such proceeds shall be delivered to Design/Builder who shall receive them in trust for all contractors, subcontractors and suppliers.

          7.3.3 Before an exposure to any loss hereunder may occur, the Design/Builder and Owner shall each file with the other a copy of each policy required under this Part 2. Each policy shall contain only those endorsements specifically related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least thirty days' prior written notice has been given the applicable party.

          7.3.4 If the Owner requests in writing that insurance for risks other than those described herein or for special hazards be included in any property insurance policy, the Design/Builder shall, if possible obtain such insurance, and the actual cost thereof shall be charged to the Owner by appropriate Change Order.

          7.3.5 If the Owner finds it necessary to occupy or use a portion or portions of the Work before completion, such occupancy or use shall not commence prior to a time agreed to by the Owner and Design/Builder and to which the insurance company or companies providing property insurance have consented by endorsement to the policy or policies. The property insurance shall not lapse or be canceled on account of such partial occupancy or use. Consent of the Design/Builder to such occupancy or use shall not be unreasonably withheld.

          7.4 LOSS OF USE INSURANCE

          7.4.1 The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused.

          7.5 PERFORMANCE BOND AND PAYMENT BOND

          7.5.1 Upon Owner's request the Design/Builder shall furnish bonds covering the faithful performance of the contract and the payment of all Design/Builder's obligations hereunder, at Owner's expense for the actual cost thereof.

                                      ARTICLE 8
                                 CHANGES IN THE WORK

          8.1 CHANGE ORDERS

          8.1.1 A Change Order is a written order signed by the Owner and Design/Builder, and issued after execution of Part 2, authorizing a change in the Work or adjustment in the contract sum or contract time. The contract sum and contract time may be changed only by Change Order.

          8.1.2 The Owner, without invalidating Part 2, may order changes in the Work within the general scope of Part 2 consisting of additions, deletions or other revisions, and the contract sum and contract time shall be adjusted accordingly. Such changes in the Work shall be authorized by Change Order, and shall be performed under applicable conditions of the Contract Documents.

          8.1.3 Cost or credit to the Owner resulting from a change in the Work shall be determined by mutual acceptance of a cost bid properly itemized and supported by sufficient substantiating data to permit evaluation.

          8.1.4 In the event Owner and Design/Builder cannot agree on a price for any Change Order for any Work outside the scope of the Basic Services, Design/Builder shall perform the work as directed by Owner at a price equal to the actual cost to Design/Builder for performance of the additional work as those costs are defined in this Agreement, plus an amount equal to ten percent (10%) of such costs to cover profit and overhead for the Design/Builder.

          8.2 CONCEALED CONDITIONS

          8.2.1 The Design/Builder assumes all risk of changes in law or regulation after beginning of construction, provided, however, that if any change to the Project or Work is required Pocatello City or other municipal governmental officials after their initial approval of the plans and specifications for the Work, Owner shall agree to the change and the additional costs thereof by appropriate Change Order. Design/Builder assumes all risk of conditions existing on site, which are known or which, with the exercise of reasonable diligence, should be known by Design/Builder, based upon Design/Builder's examination of existing engineering and soil reports and the Project site.

                                      ARTICLE 9
                                  CORRECTION OF WORK

          9.1 The Design/Builder shall promptly correct Work rejected by the Owner or known by the Design/Builder to be defective or failing to conform to the Construction Documents, whether observed before or after Completion and whether or not fabricated, installed or completed, and shall correct Work under this Part 2 found to be defective or non conforming within a period of one year from the date of Completion of the Work or designated portion thereof, or within such longer period provided by any applicable special warranty in the Contract Documents. Upon issuance of the Certificate of Completion and final payment, Design/Builder shall assign to Owner all warranties and guarantees that it has received relative to the Project.

          9.2 Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations of the Design/Builder under this Part 2. Paragraph
          9.1 relates only to the specific obligation of the Design/Builder to correct the Work, and has no relationship to the time within which obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design/Builder's liability with respect to the Design/Builder's obligations by contract, statute or common law, other than correction of the Work.

          9.3 If the Design/Builder fails to correct the defective Work as required or is otherwise in default under Part 1 or Part 2, the Owner may, but need not, provide written notice to Design/Builder of default. In the event such a notice of default is given, Design/Builder shall have a period of seven (7) days after the date of receipt of such notice, to effect a cure of said default in accordance with the Contract Documents. If Design/Builder fails to effect a cure of the default within the seven (7) day time period, Owner may, at Owner's option (i) order Design/Builder to immediately cease all Work except that required to cure the default and Owner may then proceed to cure the default and may charge the cost thereof to the Design/Builder, or (ii) provide notice of termination of this Part 2, in whole or in part. In the event notice of termination is given, Design/Builder shall have an additional seven (7) days from the date such termination notice is received to cure any default. In the event of the failure of Design/Builder to then cure default, this

          Part 2 shall terminate in whole or in part without further action on the part of Owner. In the event that any default is of such a nature that it cannot be cured within the initial seven (7) days, the Design/Builder shall be allowed up to an additional twenty-two (22) days to cure the default, so long as Design/Builder immediately takes action to cure the default upon receipt of the first notice and diligently pursues the correction of such deficiency.

                                      ARTICLE 10
                               MISCELLANEOUS PROVISIONS

          10.1 This Part 2 shall be governed by the laws of the State of Utah.

          10.2 The table of contents and the headings of articles and paragraphs are for convenience only and shall not modify rights and obligations created by Part 2.

          10.3 In case a provision of Part 2 is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

          10.4 SUBCONTRACTS

          10.4.1 The Design/Builder shall, prior to beginning construction of any phase of the Work, and at the time of submitting the Proposal, furnish to the Owner in writing the names of the persons or entities the Design/Builder will engage as contractors or suppliers for that Phase of the Project. The Owner may direct the Design/Builder to engage a particular contractor, subcontractor or supplier for any part of the Work at a price or cost which agreed upon by Owner. The Design/Builder shall not be liable to Owner for defective work or materials of such contractor or subcontractor if Design/Builder objects in writing to Owner to the use of such contractor or subcontractor, unless such defect results in part or in whole from the negligent act or omission of Design/Builder from its obligations to properly supervise any and all contractors and suppliers on the Project.

          10.4.2 Nothing contained in the Design/Builder Contract Documents shall create a contractual relationship between Owner and any third party.

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
          10.5 WORK BY OWNER OR OWNER'S CONTRACTORS

          10.5.1 The Owner reserves the right to perform work related to or included within the Project and to award separate contracts in connection with the Work, so long as Owner provides notice to Design/Builder prior to Owner's acceptance of any Proposals from Design/Builder pursuant to paragraph 2.2.2. Owner may further contract with other contractors or subcontractors to provide fixturization or customization of the Project outside the scope of Work.

          10.5.2 The Design/Builder shall afford the Owner's separate contractors reasonable opportunity for introduction and storage of their materials and equipment for execution of their Work. The Design/Builder shall incorporate and coordinate he Design/Builder's Work with work of the Owner's separate contractors.

          10.5.3 Costs caused by defective or ill-timed work shall be borne by the party responsible.

          10.5.4 Any Work performed by Owner or its contractors or employees shall be performed in such a manner as not to interfere with the completion of the Work by Design/Builder as required under the Contract Documents. Design/Builder shall have the right to make claims against Owner for additional compensation for any delays caused by Owner or its contractors or subcontractors to the extent of the actual cost thereof. Owner and Design/Builder shall fully cooperate, one with the other, in the scheduling and coordination of their respective responsibilities under this Agreement.

          10.5 (INTENTIONALLY LEFT OPEN)

          10.7 INDEMNIFICATION

          10.7.1 To the fullest extent permitted by law, the Design/Builder shall indemnify and hold harmless the Owner and the Owner's consultants and its agents and employees from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, except to the extent caused by Owner or its agents or employees, or caused by Pocatello City or its agents or employees. These indemnification obligations shall included, but not be limited to claims, damages, loses or expenses (1) that are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, including loss of use resulting therefrom, and (2) to the extent such claims, damages, losses or expenses are caused in whole or in part by negligent acts or omissions of the Design/Builder, the Design/Builder's contractors, subcontractors or suppliers, anyone directly or indirectly employed by them or anyone for whose acts such persons may be liable, provided that such contractors or subcontractors are performing Work within the scope of their respective contracts and the Project. Such obligation shall not be construed to negate, abridge or otherwise reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 10.7.

          10.7.2 In claims against the Owner or its consultants, agents or employees by an employee of the Design/Builder, its contractors, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this paragraph 10.7 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design/Builder, or a Design/Builder's contractor, under worker's or workmen's compensation acts, disability benefit acts or other employee benefit acts.

          10.7.3 This paragraph 10.7 shall survive the Completion of the Work.

          10.8 SUCCESSORS

          10.8.1 This Part 2 shall be binding on successors, assigns and legal representatives of and persons in privity of contract with the Owner or Design/Builder. Neither party shall assign, sublet or transfer an interest in Part 2 without written consent of the other.

          10.8.2 This Paragraph 10.8 shall survive completion of the Work.

          10.8.3 In case of termination of the Architect, the Design/Builder shall provide the services of another lawfully licensed person or entity against whom Owner makes no reasonable objection.

          10.10 EXTENT OF AGREEMENT

          10.10.1 Part 2, when considered with Part 1, represents the entire agreement between the Owner and Design/Builder and supersedes prior negotiations, representations or agreements.
          Part 2 may be amended only by written instrument signed by both Owner and Design/Builder.

          10.11 USE OF SITE

          10.11.1 Owner hereby grants to Design/Builder, its employees, subcontractors and sub-subcontractors, a license of ingress and egress to the Project site as necessary to complete the Work as contemplated hereby, including, but not limited to, ingress and egress of all construction vehicles and personnel, including the delivery and removal of materials, equipment, supplies and refuse.

                                      ARTICLE 11
                             TERMINATION OF THE AGREEMENT

          11.1 TERMINATION BY OWNER

          11.1.1 The Owner shall have the right to terminate this Part 2 as provided at paragraph 9.3. Upon such termination, the Owner may take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owner by the Design/Builder and finish the Work by whatever method the Owner may deem expedient. Upon such termination, Owner shall be entitled to damages in the amount of all costs and expenses Owner may incur to complete all or part of the Work in accordance with such termination. Owner shall pay Design/Builder for any Work completed by Design/Builder after allowing a set-off for Owner's damages. No other claim for damages shall accrue, including claims for consequential damages.

          11.2 TERMINATION BY THE DESIGN /BUILDER

          11.2.1 If the Owner fails to make payment when due, the Design/Builder may give written notice of the Design/Builder's intention to terminate Part 2. If the Design/Builder fails to receive payment within seven (7) days after providing such notice to the Owner, the Design/Builder may give a second written notice, and seven (7) days after receipt of such second written notice by the Owner, if Owner has not made such payments as are then due, Design/Builder may terminate this Part 2 and recover from the Owner payment for Work executed and for proven loses sustained upon materials, equipment, tools and construction equipment and machinery, and for compensation described at Paragraph 12.1. No other claim for damages shall accrue, including claims for consequential damages.

                                      ARTICLE 12
                                BASIS OF COMPENSATION

          The Owner shall compensate  the Design/Builder in accordance with
          Article 5, Payments, and the other provisions of Part 2 as described below.

          12.1 COMPENSATION

          12.1.1 FOR BASIC SERVICES, as described in Paragraphs 2.2.2 through 2.2.21, and for any other services included in Article 13 as part of Basic Services, Basic Compensation shall be as follows: A contract price shall be determined by the Design/Builder's Proposal for each phase of construction. The contract price for each phase of the Work shall be determined to be the cost of the Work related to such phase (as "cost" is defined herein), as determined by the Proposal from the Design/Builder, plus an amount equal to 10% of such costs. No compensation shall be due to Design/Builder for any Work unless approved and accepted by the Owner. The Basic Compensation for each phase of construction shall not exceed the contract price as determined herein, unless a signed Change Order has been executed. The total cost for the entire Project shall not exceed $6,800,000.00 unless a signed Change Order has been issued. In the event the Design/Builder desires to perform part of the Work or supply part or all of the materials to be incorporated into the Work, and in determining "costs" as used herein above to establish the contract price for each Phase in the Proposals, "cost shall mean the actual direct costs to Design/Builder for materials incorporated into the Project, wages, for labor directly used on the Project, including unemployment, social security, and other benefit payments for such labor, the pro-rated rental value or industry standard price for Design/Builder's tools or equipment used to perform the Work, for the time such equipment or tools will be used, cost for tools or equipment rentals, cost of insurance, bonds, permits, sales or use taxes, temporary facilities and clerical personnel and office facilities used at the Project site, the amounts paid to any subcontractors used in any portion of that phase of the Work, but only such costs as are incurred with respect to accomplishing the Work. These shall be set forth in their entirety in the Proposal from the Design/Builder. "Costs which are specifically not included (except to the extent inconsistent with the foregoing) are salaries or other compensation of the Design/Builder's personnel at the Design Builder's main office; general office expenses of the Design Builder's; any part of the Design/Builder's capital expenses, including interest on
          Design/Builder's capital; costs due to negligence of the Design/Builder, any subcontractor, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to, the correction of defective or non conforming Work, disposal of materials and equipment wrongfully supplied, or making good any damage to property;
          overhead, general expense, secretarial or clerical help, supervisory personnel, except for time actually spent on the Project, and the cost of any item not specifically or reasonably inferable as included in the terms described above. Once the contract price for each Phase has been established by Proposal, there shall be no adjustment based upon actual costs incurred. The Design/Builder shall be responsible to complete the Project within the total cost budget described in this Article 12.

          12.2 REIMBURSABLE EXPENSES

          12.2.1 There shall be no reimbursable expenses except as set forth in the specific Proposal accepted for each phase of Work, or, as agreed upon by Change Order.

          12.3 INTEREST PAYMENTS

          12.3.1 The rate of interest for past due payments shall be as follows: 12% per annum, simple interest.

          Applications for Payment for Work prior to the date of this Agreement shall not be deemed to be past due for a period of fifteen (15) days after the date hereof; and only upon receipt of all information required in such Application.

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
                                     ARTICLE 13
                                   OTHER PROVISIONS

          13.1 The Basic Services to be performed have commenced and shall be completed no later than: June 15, 1996.

          13.2 The Design/Builder shall submit Applications for Payment on or before the first (1st) day of each month, or any pay application received after that date shall not be deemed to be received until the first (1st) day of the month following receipt.

          13.3 When accepted, a Proposal shall be attached hereto and shall become a part of this Part 2 Agreement.

          This Part 2 entered into as of the day and year first written above.

          OWNER                         DESIGN/BUILDER

          BALLARD REAL ESTATE
          HOLDINGS, INC.                ECKMAN & MIDGLEY INC.

          Dale H. Ballard, President    Gary Eckman, President



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